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                                                                 EXHIBIT (23)(e)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Calloway's Nursery, Inc. on Forms S-8 (File Nos. 33-46170, 33-82192 and 333-63291) of our report dated November 10, 1997, on our audits of the consolidated financial statements of Calloway's Nursery, Inc. as of September 30, 1997 and for each of the two years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers L.L.P.
Fort Worth, Texas

December 21, 1998